Public-Side Lender Presentation Materials March 1, 2012 EXHIBIT 99.1
Certain statements contained in this presentation regarding Dex One Corporation's future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation's publicly available reports filed with the SEC, including the company's annual report on Form 10-K for the period ended December 31, 2011, which contain a discussion of various factors that may affect Dex One Corporation's business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation's control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging online technologies; ongoing weak economic conditions and continued decline in advertising sales; our ability to collect trade receivables from local advertisers to whom we extend credit; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the company's and the company's subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; our ability to maintain agreements with CenturyLink and AT&T and other major Internet search and local media companies; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this presentation beyond the published date, or for changes made to this document by wire services or other service providers. (c) 2012 Dex One Corporation. All Rights Reserved. 1 Safe Harbor Statement
Amendment Proposal Summary Amendment Proposal Summary
Amendment Proposal Summary Other Terms Minimum Cash Balance $10 million per borrower, with total cash at RHDI, Dex East, and Dex West of at least $40 million. Dex West to Dex East Loan Reduce the loan basket from $40 million to $30 million. Sharing of PIK Interest Savings If PIK option is selected for the Dex One Corp. notes, the company will have the option to dividend to Dex One Corp. 1/2 of the cash interest savings resulting from selecting the PIK option. Such dividends must be used to repurchase the notes at a market price of no greater than 30% of par. The remaining 1/2 of the cash interest savings must be used to repay bank debt at par. Prepayment of Scheduled Amortization Payments Each borrower may prepay scheduled amortization payments provided that the prepayment equals the amount of a scheduled amortization payment and the prepayment is applied to a scheduled amortization payment in the same year the prepayment is made. $25 Million Investment Basket Permitted uses of the $25 million investment basket is clarified to prohibit the use of this basket to purchase Dex One Corp. notes or the debt of another affiliate. Use of BPECF to Repurchase Dex One Corp. Notes The provision in the credit agreements that permits the use of BPECF to repurchase the Dex One Corp. notes when consolidated leverage is less than or equal to 3.0X is deleted. Intracompany Tax Sharing Agreement The Tax Sharing Agreement (TSA) will be amended retroactively effective January 1, 2011 to (1) eliminate compensation for the value of NOLs of Dex One Corp. utilized by other participating members, (2) adjust compensation for NOLs of other participating members to 50% of the face value of such NOLs, and (3) disregard any NOLs which are utilized to offset cancellation of indebtedness income. The net effect of these amendments will be an intercompany transfer of cash in Q1 2012. This is shown as "TSA adjustment" on the following page.
Estimated 2011 Sweep Payments and BPECF ($ Millions) Estimated 2011 Sweep Payments and BPECF ($ Millions) * TSA adjustment of $1 million at Dex One Digital, Inc. is not shown above. Including the TSA adjustment for Dex One Digital, Inc., the TSA adjustment amounts total zero.
Estimated Cash Available for Debt Repurchases ($ Millions) Estimated Cash Available for Debt Repurchases ($ Millions) The company is still evaluating repurchase options. Our goal is to repurchase notes and bank debt totaling approximately $200 million in face value. Adjusted 2011 Ending Cash reflects deductions for liquidity requirements, remaining 2011 sweep payments, and certain other adjustments, including those related to the amended TSA. Adjusted 2011 Ending Cash for Dex One Corp. excludes $15 million in restricted payments available in 2012 and the sharing of PIK interest savings.
Business Update 2011 consolidated results were reported on March 1, 2012 Results were within the previously announced guidance range Year-over-year change in Q4 2011 results follow. Digital bookings grew 34% Print bookings declined 18% Total bookings declined 11% Ad sales declined 13% 2011 EBITDA margins were approximately 42% on a consolidated basis 2011 cash flow conversion of 61%
Timeline MARCH 2012 MARCH 2012 MARCH 2012 MARCH 2012 MARCH 2012 MARCH 2012 MARCH 2012 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 Key Dates March 1, 2012 Earnings Release Lender Conference Call Regarding Amendments Documents Posted to Intralinks March 8, 2012 Lender Signature Pages due 5:00 PM EST March 9, 2012 Amendments Become Effective